SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 2004

                               COLOR IMAGING, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)



       0-16450                                           13-3453420
       -------                                           ----------
(Commission File Number)                    (IRS Employer Identification No.)


       4350 Peachtree Industrial Boulevard, Suite 100, Norcross, GA 30071
          (Address of principal executive offices, including zip code)

                                 (770) 840-1090
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 18, 2003, the Board of Directors of Registrant approved a stock repurchase program pursuant to which the Registrant is authorized to purchase in the open market, private or other transactions, up to $1 million of Registrant's outstanding shares of common stock. Since that date, the Registrant has repurchased a total of 69,000 shares at a weighted average price of $0.69 per share. On May 18, 2004, the Board approved an extension of the program from September 30, 2004 to September 30, 2005.

Repurchases under the program are made from time to time at the discretion of management and as market conditions warrant. The repurchase program does not obligate the Registrant to acquire any specific number of shares and may be discontinued at any time. There is no guarantee as to the exact number of shares, if any, to be repurchased by the Registrant prior to the completion of the repurchase program. The present plan of the Registrant is to cancel any shares repurchased, making them available for reissue for any general corporate purpose. All purchases will be in accordance with the terms, conditions and restrictions contained in SEC Rule 10(b)-18.


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




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Color Imaging, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 COLOR IMAGING, INC.





Date:  May 28, 2004              By: /s/ Morris E. Van Asperen
                                     ----------------------------------------
                                        Name:     Morris E. Van Asperen
                                        Title:    Executive Vice President and
                                                  Chief Financial Officer



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